FINOVA

                        Loan and Security Agreement

Borrower: Praegitzer Industries, Inc.
Address:  1270 Monmouth Cut-off
          Dallas, Oregon 97338

Date:    September 19, 1996

THIS LOAN AND SECURITY AGREEMENT ("Agreement") dated the date set forth above, is entered into by and between the borrower named above (the "Borrower"), whose address is set forth above and FINOVA Capital
Corporation ("FINOVA"), whose address is 355 S. Grand Ave, Suite 2400, Los Angeles, California 90071.

1. LOANS.

1.1 Total Facility. Upon the terms and conditions set forth herein and provided that no Event of Default or event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, shall have occurred and be continuing, FINOVA shall, on the Closing Date, make an advance to Borrower (the "Loan") in an aggregate outstanding principal amount not to exceed the Total Facility amount (the "Total Facility") set forth on the schedule hereto (the "Schedule"), subject to deduction of reserves for accrued interest and such other reserves as FINOVA deems proper from time to time, and less amounts FINOVA may be obligated to pay in the future on behalf of Borrower. The Schedule is an integral part of this Agreement and all references to "herein", "herewith" and words of similar import shall for all purposes be deemed to include the Schedule.

1.2 Intentionally Omitted.

1.3 Over1ines. If at any time or for any reason the outstanding amount of advances made pursuant hereto exceeds any of the dollar limitations contained in the Schedule (any such excess, an "Overline"), then Borrower shall, upon FINOVA's demand, immediately pay to FINOVA, in cash, the full amount of such Overline. Without limiting Borrower's obligation to repay to FINOVA on demand the amount of any Overline, Borrower agrees to pay FINOVA interest on the outstanding principal amount of any Overline, on demand, at the rate set forth on the Schedule.

1.4 Intentionallv Omitted.

1.5 Loan Account. All advances made hereunder shall be added to and deemed part of the Obligations when made. FINOVA may from time to time charge all Obligations of Borrower to Borrower's loan account with FINOVA..

2. CONDITIONS PRECEDENT. The obligation of FINOVA to make the Loan hereunder is subject to the fulfillment, to the satisfaction of FINOVA and its counsel, of each of the following conditions on or prior to the date set forth on the Schedule:

(a) Loan Documents. FINOVA shall have received each of the following Loan
Documents: (i) The Secured Promissory Note in the amount of the Total Facility and on such terms and conditions as FINOVA shall specify, executed by Borrower; (ii) such security agreements as FINOVA may require with respect to this Agreement, executed by each of the parties thereto; (iii) Subordination Agreements on FINOVA's standard form, executed by each of the Subordinating Creditors, together with copies of all instruments subject thereto showing a legend indicating such subordination; and (iv) such other documents, instruments and agreements in connection herewith as FINOVA shall require,


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executed, certified and/or acknowledged by such parties as FINOVA shall designate;

(b) Terminations by Existing Lender. Borrower's existing lender(s) (including, without limitation, the lender(s) to Borrower's Trend Circuits division) shall have executed and delivered UCC termination statements and other documentation evidencing the termination of its liens and security interests in the Collateral or a subordination agreement in form and substance satisfactory to FINOVA;

(c) Charter Documents. FINOVA shall have received copies of Borrower's By-laws and Articles or Certificate of Incorporation, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Borrower;

(d) Good Standing. FINOVA shall have received a certificate of corporate status with respect to Borrower, dated within ten (10) days of the Closing Date, by the Secretary of State of the state of incorporation of Borrower, which certificate shall indicate that Borrower is in good standing in such state;

(e) Foreign Qualification. FINOVA shall have received certificates of corporate status with respect to Borrower and each other Loan Party, each dated within ten (10) days of the Closing Date, issued by the Secretary of State of each state in which such party's failure to be duly qualified or licensed would have a material adverse effect on its financial condition or assets, indicating that such party is in good standing;

(f) Authorizing Resolutions and Incumbency. FINOVA shall have received a certificate from the Secretary of Borrower attesting to (i) the authority of specific officers of Borrower to execute and deliver this Agreement and the other Loan Documents to which Borrower is a party, and (ii) the authenticity of original specimen signatures of such officers;

(g) Insurance. FINOVA shall have received the insurance certificates and certified copies of policies required by Section 4.4 hereof, in form and substance satisfactory to FINOVA and its counsel;

(h) Searches: Certificates of Title. FINOVA shall have received searches reflecting the filing of its financing statements and fixture filings in such jurisdictions as it shall determine, and shall have received certificates of title with respect to the Collateral which shall have been duly executed in a manner sufficient to perfect all of the security interests granted to FINOVA;

(i) Landlord and Mortgagee Waivers. FINOVA shall have received a landlord and/or mortgagee waiver from the lessor and mortgagee of Borrower's Fremont, California location;

(j) Fees. Borrower shall have paid all fees payable by it on the Closing Date pursuant to this Agreement;

(k) Opinion of Counsel. FINOVA shall have received an opinion of Borrower's counsel covering such matters as FINOVA shall determine in its sole discretion;

(1) Officer Certificate. FINOVA shall have received a certificate of the President and the Chief Financial Officer or similar official of Borrower, attesting to the accuracy of each of the representations and warranties of Borrower set forth in this Agreement and the fulfillment of all conditions precedent to the initial advance hereunder;

(m) Solvency Certificate. If requested by FINOVA, a signed certificate of the Borrower's duly elected Chief Financial Officer concerning the solvency and financial condition of Borrower, on FINOVA's standard form;

(n) Environmental Assessment. FINOVA shall have reviewed and approved in its sole discretion the Phase I Environmental Assessment conducted, at Borrower's expense, at Borrower's Fremont, California facility. Such assessment shall have included, in FINOVA's discretion, core samplings, and shall have been conducted by an environmental engineer acceptable to FINOVA;

(o) Environmental Certificate. FINOVA shall have received an Environmental Certificate from Borrower, in form and substance satisfactory to FINOVA in its discretion, with respect to all of Borrower's locations;

(p) Trend Acquisition and Merger. Borrower shall have acquired 100% of the issued and outstanding stock of Trend Circuits, Inc., ("Trend"), and Borrower and Trend shall have merged with Borrower being the surviving corporation of such merger, all on terms satisfactory to FINOVA in its sole discretion, and FINOVA shall have received such evidence of the foregoing as it shall require; and

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(q) Other Matters. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed or recorded and shall be in form and substance satisfactory to FINOVA and its counsel.

3. INTEREST RATE AND OTHER CHARGES.

3.1 Interest: Fees. Borrower shall pay FINOVA interest on the daily outstanding balance of Borrower's loan account at the per annum rate set forth on the Schedule. Borrower shall also pay FINOVA the fees set forth on the Schedule.

3.2 Default Interest Rate. Upon the occurrence and during the continuation of an Event of Default, Borrower shall pay FINOVA interest on the daily outstanding balance of Borrower's loan account at a rate per annum which is two percent (2%) in excess of the rate which would otherwise be applicable thereto pursuant to the Schedule.

3.3 Intentionally Omitted.

3.4 Excess Interest. The contracted for rate of interest of the loan contemplated hereby, without limitation, shall consist of the following:
(i) the interest rate set forth on the Schedule, calculated and applied to the principal balance of the Obligations in accordance with the provisions of this Agreement; (ii) interest after an Event of Default, calculated and applied to the amount of the Obligations in accordance with the provisions hereof; and (iii) all Additional Sums (as herein defined), if any. Borrower agrees to pay an effective contracted for rate of interest which is the sum of the above referenced elements. The examination fees, attorneys fees, expert witness fees, letter of credit fees, collateral monitoring fees, closing fees, facility fees, Termination Fees, Minimum Interest Charges, other charges, goods, things in action or any other sums or things of value paid or payable by Borrower (collectively, the "Additional Sums"), whether pursuant to this Agreement or any other documents or instruments in any way pertaining to this lending transaction, or otherwise with respect to this lending transaction, that under any applicable law may be deemed to be interest with respect to this lending transaction, for the purpose of any applicable law that may limit the maximum amount of interest to be charged with respect to this lending transaction, shall be payable by Borrower as, and shall be deemed to be, additional interest and for such purposes only, the agreed upon and "contracted for rate of interest" of this lending transaction shall be deemed to be increased by the rate of interest resulting from the inclusion of the Additional Sums.

It is the intent of the parties to comply with the usury laws of the State of Arizona (the "applicable Usury Law"). Accordingly, it is agreed that notwithstanding any provisions to the contrary in this Agreement, or in any of the documents securing payment hereof or otherwise relating hereto, in no event shall this Agreement or such documents require the payment or permit the collection of interest in excess of the maximum contract rate permitted by the Applicable Usury Law (the "Maximum Interest Rate"). In the event (a) any such excess of interest otherwise would be contracted for, charged or received from Borrower or otherwise in connection with the loan evidenced hereby, (b) the maturity of the Obligations is accelerated in whole or in part, or (c) all or part of the Obligations shall be prepaid, so that under any of such circumstances the amount of interest contracted for, shared or received in connection with the loan evidenced hereby, would exceed the Maximum Interest Rate, then in any such event (1) the provisions of this paragraph shall govern and control, (2) neither Borrower nor any other person or entity now or hereafter liable for the payment of the Obligations shall be obligated to pay the amount of such interest to the extent that it is in excess of the Maximum Interest Rate, (3) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount of the Obligations or refunded to Borrower, at FINOVA's option, and (4) the effective rate of interest shall be automatically reduced to the Maximum Interest Rate. It is further agreed, without limiting the generality of the foregoing, that to the extent permitted by the Applicable Usury Law; (x) all calculations of interest which are made for the purpose of determining whether such rate would exceed the Maximum Interest Rate shall be made by amortizing, prorating, allocating and spreading during the period of the full stated term of the loan evidenced hereby, all interest at any time contracted for, charged or received from Borrower or otherwise in connection with such loan; and (y) in the event that the effective rate of interest on the loan should at any time exceed the Maximum Interest Rate, such excess interest that would otherwise have been collected had there been no ceiling imposed by the Applicable Usury Law shall be paid to FINOVA from time to time, if and when the effective interest rate on the loan otherwise falls below the Maximum Interest Rate, to the extent that interest paid to the date of calculation does not exceed the

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Maximum Interest Rate, until the entire amount of interest which would otherwise have been collected had there been no ceiling imposed by the Applicable Usury Law has been paid in full. Borrower further agrees that should the Maximum Interest Rate be increased at any time hereafter because of a change in the Applicable Usury Law, then to the extent not prohibited by the Applicable Usury Law, such increases shall apply to all indebtedness evidenced hereby regardless of when incurred; but, again to the extent not prohibited by the Applicable Usury Law, should the Maximum Interest Rate be decreased because of a change in the Applicable Usury Law, such decreases shall not apply to the indebtedness evidenced hereby regardless of when incurred.

4. COLLATERAL.

4.1 Security Interest in the Collateral. To secure the payment and performance of the Obligations when due, Borrower hereby grants to FINOVA a security interest in all of the equipment set forth on Exhibit A hereto, and all proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties), all replacements of such equipment, all products and all books and records related to any of the foregoing (all of the foregoing, together with all other property in which FINOVA may be granted a lien or security interest, is referred to herein, collectively, as the "Collateral").

4.2 Perfection and Protection of Security Interest. Borrower shall, at its expense, take all actions requested by FINOVA at any time to perfect, maintain, protect and enforce FlNOVA's security interest and other rights in the Collateral and the priority thereof from time to time, including, without limitation, executing and filing financing or continuation statements and amendments thereof and executing and delivering such documents and titles in connection with motor vehicles, to the extent included in the Collateral, as FINOVA shall require, all in form and substance satisfactory to FINOVA. FINOVA may file, without Borrower's signature, one or more financing statements disclosing FINOVA's security interest under this Agreement. Borrower agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of Borrower's agents or processors, Borrower shall notify such Person of FINOVA's security interest in such Collateral and, upon FINOVA's request, instruct them to hold all such Collateral for FlNOVA's account subject to FINOVA's instructions. From time to time, Borrower shall, upon FINOVA's request, execute and deliver confirmatory written instruments pledging the Collateral to FINOVA, but Borrower's failure to do so shall not affect or limit FINOVA's security interest or other rights in and to the Collateral. Until the Obligations have been fully satisfied and this Agreement has terminated in accordance with its terms, FINOVA's security interest in the Collateral shall continue in full force and effect.

4.3 Preservation of Collateral. FINOVA may, in its sole discretion, at any time discharge any lien or encumbrance on the Collateral or bond the same, pay any insurance, maintain guards, pay any service bureau, obtain any record or take any other action to preserve the Collateral and charge the cost thereof to Borrower's loan account as an Obligation.

4.4 Insurance. Borrower will maintain and deliver evidence to FINOVA of such insurance reasonably required by FINOVA, written by insurers and in amounts satisfactory to FINOVA. All premiums shall be paid by Borrower as and when due. Accurate and complete copies of the policies shall be delivered by Borrower to FINOVA. If Borrower fails to do so, FINOVA may (but shall not be required to) procure such insurance at Borrower's expense and charge the cost thereof to Borrower's loan account as an Obligation.

5. EXAMINATION OF RECORDS; FINANCIAL REPORTING.

5.1 Examinations. FINOVA shall at all reasonable times have full access to and the right to examine, audit, make abstracts and copies from and inspect Borrower's records, files, books of account and all other documents, instruments and agreements relating to the Collateral and the right to check, test and appraise the Collateral. Borrower shall deliver to FINOVA any instrument necessary for FINOVA to obtain records from any service bureau maintaining records for Borrower. All instruments and certificates prepared by Borrower showing the value of any of the Collateral shall be accompanied, upon FINOVA's request, by copies of related purchase orders and invoices. FINOVA may, at any time after the occurrence of an Event of Default, remove from Borrower's premises Borrower's books and records (or copies thereof) or require Borrower to deliver such books and records or copies to FINOVA. FINOVA may, without expense to

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FINOVA, use such of Borrower's personnel, supplies and premises as may be reasonably necessary for maintaining or enforcing FINOVA's security interest.

5.2 Reporting Requirements. Borrower shall furnish FINOVA, upon request, such information and statements as FINOVA shall request from time to time regarding Borrower's business affairs, financial condition and the results of its operations. Without limiting the generality of the foregoing, Borrower shall provide FINOVA with (i) on or prior to the date set forth on the Schedule, monthly unaudited financial statements with respect to the prior month prepared on a basis consistent with such statements prepared in prior months and otherwise in accordance with generally accepted accounting principles, consistently applied; (ii) quarterly 10-Qs, annual 10-Ks and all other public disclosure information as mandated by or delivered to the United States Securities Exchange Commission ("SEC") concurrently with the delivery thereof to the SEC, along with copies of all other publicly released material information about Borrower, whether or not disclosure is mandated by the SEC, promptly after release; and (iii) such certificates relating to the foregoing as FINOVA may reasonably request. Borrower shall promptly notify FINOVA in writing of the occurrence of any Event of Default or the occurrence of any event which, with the passage of time or the giving of notice, or both, would constitute an Event of Default.

6. INTENTIONALLY OMITTED.

7. PRINCIPAL PAYMENTS; PROCEEDS OF COLLATERAL.

7.1 Principal Payments. Principal and interest shall be payable as set forth in the Secured Promissory Note. In addition, FINOVA shall have the option of causing Borrower to repay the Loan, without premium, in an amount equal to 50% of Borrower's Excess Cash Flow. Such Excess Cash Flow prepayments shall be applied by FINOVA to the Loan in the inverse order of maturity of payments. The Excess Cash Flow recapture amount shall be determined and paid by Borrower concurrently with the delivery of Borrower's monthly financial statement required pursuant to Section 5.2 hereof for the last month of the fiscal year. If the year-end audited financial statements reflect a greater sum owing to FINOVA under this
Section 7.1, Borrower will pay such additional sum on demand.

7.2 Payments Without Deductions. Borrower shall pay principal, interest, and all other amounts payable hereunder, or under any related agreement, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

7.3 Monthly Accountings. FINOVA shall provide Borrower monthly with an account of advances, charges, expenses and payments made pursuant to this Agreement. Such account shall be deemed correct, accurate and binding on Borrower and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by FINOVA), unless Borrower notifies FINOVA in writing to the contrary within thirty (30) days after each account is rendered, describing the nature of any alleged errors or admissions.

8. POWER OF ATTORNEY.

Borrower appoints FINOVA and its designees as Borrower's attorney, with the power, after the occurrence of any Event of Default, to notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by FINOVA and to open and dispose of all mail addressed to Borrower; and to do all other things FINOVA deems necessary or desirable to carry out the terms of this Agreement. Borrower hereby ratifies and approves all acts of such attorney. Neither FINOVA nor any of its designees shall be liable for any acts or omissions nor for any error of judgment or mistake of fact or law while acting as Borrower's attorney. This power, being coupled with an interest, is irrevocable until the Obligations have been fully satisfied and FINOVA's obligation to provide loans hereunder shall have terminated.

9. RECEIVABLES.

9.1 Bona Fide Sale.

Borrower represents and warrants that each Receivable covers and shall cover a bona fide sale or lease and delivery by it of goods or the rendition by it of services in the ordinary course of its business, and shall be for a liquidated amount.

10. EQUIPMENT.

Borrower shall keep and maintain the Collateral in good operating condition and repair and make all necessary replacements thereto to maintain and preserve the value and operating efficiency thereof at all times consistent with Borrower's past practice, ordinary wear and tear

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excepted. Borrower shall not permit any item of Collateral to become a fixture (other than a trade fixture) to real estate or an, accession to other property.

11. OTHER LIENS; NO DISPOSITION OF COLLATERAL.

Borrower represents, warrants and covenants that (a) all Collateral is and shall continue to be owned by it free and clear of all liens, claims and encumbrances whatsoever (except for FlNOVA's security interest, Permitted Encumbrances, and such other liens, claims and encumbrances as may be permitted by FINOVA in its sole discretion from time to time in writing), and (b) Borrower shall not, without FINOVA's prior written approval, sell, encumber or dispose of or permit the sale, encumbrance or disposal of any Collateral or any interest of Borrower therein; provided that Borrower may sell or trade in equipment in an aggregate amount not in excess of $100,000 in any calendar year.

12. GENERAL REPRESENTATIONS AND WARRANTIES.

Borrower represents and warrants that:

12.1 Due Organization. It is a corporation duly organized, validly existing and in good standing under the laws of the State set forth on the Schedule, is qualified and authorized to do business and is in good standing in all states in which such qualification and good standing are necessary in order for it to conduct its business and own its property, and has all requisite power and authority to conduct its business as presently conducted, to own its property and to execute and deliver each of the Loan Documents to which it is a party and perform all of its Obligations thereunder, and has not taken any steps to wind-up, dissolve or otherwise liquidate its assets;

12.2 Other Names. Borrower has not, during the preceding five (5) years, been known by or used any other corporate or fictitious name except as set forth on the Schedule, nor has Borrower been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any person during such time, other than the 1995 mergers of Circuit Technology, Inc. and Praegitzer Design, Inc. into Borrower and the 1996 mergers of Praegitzer Property Group and Trend Circuits, Inc. into Borrower;

12.3 Due Authorization. The execution, delivery and performance by Borrower of the Loan Documents to which it is a party have been authorized by all necessary corporate action and do not and shall not constitute a violation of any applicable law or of Borrower's Articles or Certificate of Incorporation or By-Laws or any other document, agreement or instrument to which Borrower is a party or by which Borrower or its assets are bound;

12.4 Binding Obligation. Each of the Loan Documents to which Borrower is a party is the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms;

12.5 Intangible Property. Borrower possesses adequate assets, licenses, patents, patent applications, copyrights, trademarks, trademark applications and trade names for the present and planned future conduct of its business without any known conflict with the rights of others, and each is valid and has been duly registered or filed with the appropriate governmental authorities;

12.6 Capital. Borrower has capital sufficient to conduct its business, is able to pay its debts as they mature and owns property having a fair salable value greater than the amount required to pay all of its debts (including contingent debts);

12.7 Material Litigation. Borrower has no pending or overtly threatened litigation, actions or proceedings which would materially and adversely affect its [Remainder of this page intentionally left blank]

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business, assets, operations, prospects or condition, financial or otherwise, or the Collateral or any of FINOVA's interests therein;

12.8 Title; Security Interests of FINOVA. Borrower has good, indefeasible and merchantable title to the Collateral and, upon the filing of UCC-1 Financing Statements in the appropriate offices, this Agreement and such documents shall create valid and perfected first priority liens in the Collateral, subject only to Permitted Encumbrances;

12.9 Restrictive Agreements; Labor Contracts. Borrower is not a party or subject to any contract or subject to any charge, corporate restriction, judgment, decree or order materially and adversely affecting its business, assets, operations, prospects or condition, financial or otherwise, or which restricts its right or ability to incur Indebtedness, and it is not party to any labor dispute. In addition, no labor contract is scheduled to expire during the Initial Term of this Agreement, except as disclosed to FINOVA in writing prior to the date hereof;

12.10 Laws. Borrower is not in violation of any applicable statute, regulation, ordinance or any order of any court, tribunal or governmental agency, in any respect materially and adversely affecting the Collateral or its business, assets, operations, prospects or condition, financial or otherwise;

12.11 Consents. Borrower has obtained or caused to be obtained or issued any required consent of a governmental agency or other Person in connection with the financing contemplated hereby;

12.12 Defaults. Borrower is not in default with respect to any note, indenture, loan agreement, mortgage, lease, deed or other agreement to which it is a party or by which it or its assets are bound, nor has any event occurred which, with the giving of notice or the lapse of time, or both, would cause such a default;

12.13 Financial Condition. The Prepared Financials fairly present Borrower's financial condition and results of operations and those of such other Persons described therein as of the date thereof; there are no material omissions from the Prepared Financials or other facts or circumstances not reflected in the Prepared Financials; and there has been no material and adverse change in such financial condition or operations since the date of the initial Prepared Financials delivered to FINOVA hereunder;

12.14 ERISA. None of Borrower, any ERISA Affiliate, or any Plan is or has been in violation of any of the provisions of ERISA, any of the qualification requirements of IRC Section 401(a) or any of the published interpretations thereunder, nor has Borrower or any ERISA Affiliate received any notice to such effect. No notice of intent to terminate a Plan has been filed under Section 4041 of ERISA, nor has any Plan been terminated under ERISA. The PBGC has not instituted proceedings to terminate, or appointed a trustee to administer, a Plan. No lien upon the assets of Borrower has arisen with respect to a Plan. No prohibited transaction or Reportable Event has occurred with respect to a Plan. Neither Borrower nor any ERISA Affiliate has incurred any withdrawal liability with respect to any Multiemployer Plan. Borrower and each ERISA Affiliate have made all contributions required to be made by them to any Plan or Multiemployer Plan when due. There is no accumulated funding deficiency in any Plan, whether or not waived;

12.15 Taxes. Borrower has filed all tax returns and such other reports as it is required by law to file and has paid or made adequate provision for the payment on or prior to the date when due of all taxes, assessments and similar charges that are due and payable;

12.16 Locations. Borrower's chief executive office and the offices and locations where it keeps the Collateral are at the locations set forth on the Schedule, except to the extent that such locations may have been changed after notice to FINOVA in accordance with Section 13.5 below;

12.17 Business Relationships. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between Borrower and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of Borrower, or with any material supplier, and there exists no present condition or state of facts or circumstances which would materially and adversely affect Borrower or prevent Borrower from conducting such business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted; and

13. AFFIRMATIVE COVENANTS.

Borrower covenants that, so long as any Obligation remains outstanding and this Agreement is in effect, it shall:

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13.1 Expenses. Promptly reimburse FINOVA for all reasonable costs, fees and expenses incurred by FINOVA in connection with the negotiation, preparation, execution, delivery, administration and enforcement of each of the Loan Documents, including, but not limited to, the attorneys' and paralegals' fees of in-house and outside counsel, expert witness fees, lien, title search and insurance fees, appraisal fees, all charges and expenses incurred in connection with any and all environmental reports and environmental remediation activities, and all other costs, expenses, taxes and filing or recording fees payable in connection with the transactions contemplated by this Agreement, including without limitation all such costs, fees and expenses as FINOVA shall incur or for which FINOVA shall become obligated in connection with (i) any inspection or verification of the Collateral, (ii) any proceeding relating to the Loan Documents or the Collateral, (iii) actions taken with respect to the Collateral and FINOVA's security interest therein, including, without limitation, the defense or prosecution of any action involving FINOVA and Borrower or any third party,
(iv) enforcement of any of FINOVA's rights and remedies with respect to the Obligations or Collateral, and (v) consultation with FINOVA's attorneys and participation in any workout, bankruptcy or other insolvency or other proceeding involving any Loan Party or any Affiliate, whether or not suit is filed. Borrower shall also pay all FINOVA charges in connection with bank wire transfers, forwarding of loan proceeds, deposits of checks and other items of payment, returned checks, and all other bank and administrative matters, in accordance with FINOVA's schedule of bank and administrative fees and charges in effect from time to time;

13.2 Taxes. File all tax returns and pay or make adequate provision for the payment of all taxes, assessments and other charges on or prior to the date when due;

13.3 Notice of Litigation. Promptly notify FINOVA in writing of any litigation, suit or administrative proceeding which may materially and adversely affect the Collateral or Borrower's business, assets, operations, prospects or condition, financial or otherwise, whether or not the claim is covered by insurance;

13.4 ERISA. Notify FINOVA in writing (i) promptly upon the occurrence of any event described in Paragraph 4043 of ERISA, other than a termination, partial termination or merger of a Plan or a transfer of a Plan's assets and (ii) prior to any termination, partial termination or merger of a Plan or a transfer of a Plan's assets;

13.5 Change in Location. Notify FINOVA in writing forty-five (45) days prior to any change in the location of Borrower's chief executive office or the location of any Collateral, or Borrower's opening or closing of any other place of business;

13.6 Corporate Existence. Maintain its corporate existence and its qualification to do business and good standing in all states necessary for the conduct of its business and the ownership of its property and maintain adequate assets, licenses, patents, copyrights, trademarks and trade names for the conduct of its business;

13.7 Labor Disputes. Promptly notify FINOVA in writing of any labor dispute to which Borrower is or may become subject and the expiration of any labor contract to which Borrower is a party or bound;

13.8 Violations of Law. Promptly notify FINOVA in writing of any violation of any law, statute, regulation or ordinance of any governmental entity, or of any agency thereof, applicable to Borrower which may materially and adversely affect the Collateral or Borrower's business, assets, prospects, operations or condition, financial or otherwise;

13.9 Defaults. Notify FINOVA in writing within five (5) Business Days of Borrower's default under any note, indenture, loan agreement, mortgage, lease or other agreement to which Borrower is a party or by which Borrower is bound, or of any other default under any Indebtedness of Borrower;

13.10 Capital Expenditures. Promptly notify FINOVA in writing of the making of any Capital Expenditure materially affecting Borrower's business, assets, prospects, operations or condition, financial or otherwise;

13.11 Books and Records. Keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with generally accepted accounting principles consistently applied, reflecting all of its financial transactions;

13.12 Leases; Warehouse Agreements. Provide FINOVA with (i) copies of all agreements between Borrower and any landlord or warehouseman which owns any premises at which any Collateral may, from time to time, be located, and (ii) without limiting the landlord and mortgagee waivers to be provided pursuant to Section 2(j) above, landlord and mortgagee waivers in form acceptable to FINOVA with respect to all locations where any Collateral is hereafter located;

13.13 Additional Documents. At FINOVA's request, promptly execute or cause to be executed and delivered to FINOVA any and all documents, instruments or agreements reasonably deemed necessary by FINOVA to facilitate the collection of the Obligations or the Collateral or otherwise to give effect to or carry out the terms or intent of this Agreement or any of the other Loan Documents; and

13.14 Financial Covenants. Comply with the financial covenants set forth on the Schedule.

14. NEGATIVE COVENANTS.

Without FINOVA's prior written consent, which consent FlNOVA may withhold in its sole discretion, so long as any Obligation remains outstanding and this Agreement is in effect, Borrower shall not:

14.1 Mergers. Make any material change in its capital structure or in its business or operations which might adversely affect the repayment of the Obligations; provided, however, that Borrower may acquire the stock or assets of another Person, and may merge with another Person (so long as Borrower is the surviving entity of such merger) if (i) no Event of Default has occurred and is then continuing or would be caused by such acquisition or merger, and (ii) neither the perfection nor the priority of FINOVA's liens and security interests in the Collateral would be impaired by such acquisition or merger;

14.2 Loans. Make advances, loans or extensions of credit to, or invest in, any Person, except for trade credit extended by Borrower in the normal course of its business and loans to employees of Borrower not exceeding $50,000 outstanding in the aggregate at any time;

14.3 Movement of Collateral. Except as otherwise expressly permitted in this Agreement, move or permit the movement of any of the Collateral from 44358 Old Warm Springs Blvd., Fremont, California.

14.4 Adverse Transactions. Enter into any transaction which materially and adversely affects the Collateral or Borrower's ability to repay the Obligations in full as and when due;

14.5 Indebtedness of Others. Become directly or contingently liable for the Indebtedness of any Person, except by endorsement of instruments for deposit and except in connection with acquisitions otherwise permitted by
Section 14.1 hereof (provided that the Indebtedness incurred does not exceed the fair value of the assets acquired);

14.6 intentionally Omitted.

14.7 Intentionally Omitted.

14.8 Intentionally Omitted.

14.9 Intentionally Omitted.

14.10 Intentionally Omitted.

14.11 Intentionally Omitted.

14.12 Affiliate Transactions. During the continuation of an Event of Default, except as set forth below, sell, transfer, distribute or pay any money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or Indebtedness, or any property, of any Affiliate, or become liable on any guaranty of the indebtedness, dividends or other obligations of any Affiliate. Notwithstanding the foregoing, Borrower may during the continuation of an Event of Default pay reasonable compensation to employees who are Affiliates and Borrower may engage in transactions with Affiliates in the normal course of business, in amounts and upon terms which are fully disclosed to FINOVA and which are no less favorable to Borrower than would be obtainable in a comparable arm's length transaction with a Person who is not an Affiliate;

14.13 Nature of Business. Enter into any new business or make any material change in any of Borrower's business objectives, purposes or operations;

14.14 FINOVA's Name. Use the name of FINOVA in connection with any of Borrower's business or activities, except in connection with internal business matters or as required in dealings with governmental agencies and financial institutions or with trade creditors of Borrower, solely for credit reference purposes; or

14.15 Margin security. Own, purchase or acquire (or enter into any contract to purchase or acquire) any "margin security" as defined by any regulation of the Federal Reserve Board as now in effect or as the same may hereafter be in effect.

15. ENVIRONMENTAL MATTERS.

15.1 Definitions. The following definitions apply to the provisions of this
Section 15:

(a) the term "Applicable Law" shall include, but shall not be limited to, each statute named or referred to in this Section 15.1 and all rules and regulations thereunder, and any other local, state and/or federal laws, rules, regulations or ordinances, whether currently in existence or hereafter enacted, which govern, to the extent applicable to the Property or to Borrower, (i) the existence, cleanup and/or remedy of contamination on real property; (ii) the protection of the environment from soil, air or water pollution, or from spilled, deposited or otherwise emplaced contamination; (iii) the emission or discharge of hazardous substances into the environment; (iv) the control of hazardous wastes; or (v) the use, generation, transport, treatment, removal or recovery of Hazardous Substances; provided, however, that "Applicable Law" for purposes of a Property outside the State of California shall mean any Federal, state or local law, rule, regulation or ordinance now or hereafter in effect in or applicable to properties situated in such state.

(b) The term "Hazardous Substance" shall mean (i) any oil, flammable substance, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other wastes, materials or pollutants which either pose a hazard to the Property or to persons on or about the Property or cause the Property to be in violation of any Applicable Law; (ii) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls, or radon gas; (iii) any chemical, material or substance defined as or included in the definition of "hazardous substances, " "waste," hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," or "toxic substances" or words of similar import under any Applicable Law, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 USC ss. 9601 et seq .; the Resource Conservation and Recovery Act ("RCRA"),
42 USC ss. 6901 et seq.; the Hazardous Materials Transportation Act, 49
USC ss. 1801 et seq.; the Federal Water Pollution Control Act, 33 USC ss. 1251 et seq.; the California Hazardous Waste Control Law ("HWCL"),
Cal. Health & Safety ss. 25100 et seq.; the Underground Storage of Hazardous Substances Act (Cal. Health & Safety ss. 25280 et seq.;
Hazardous Substance Account Act ("HSAA"), Cal. Health & Safety Code ss. 25300 et seq.; the Porter-Cologne Water Quality Control Act (the "Porter-Cologne Act"), Cal. Water Code ss. 13000 et seq.; the Safe
Drinking Water and Toxic Enforcement Act of 1986 (Proposition 65); Title 22 of the California Code of Regulations, Division 4, Chapter 30; (iv) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority which may or could pose a hazard to the health or safety of the occupants of the Property or the owners and/or occupants of property adjacent to or surrounding the Property, or any other person coming upon the Property or adjacent property; and (v) any other chemical, materials or substance which may or could pose a hazard to the environment; and

(c) the term "Property" shall mean all real property, wherever located, in which Borrower or any Affiliate of Borrower has any right, title or interest, whether now existing or hereafter arising, and including, without Iimitation, as owner, lessor or lessee.

15.2 Covenants and Representations.

(a) Borrower represents and warrants that there have not been during the period of Borrower's possession of any interest in the Property and, to the best of its knowledge after reasonable inquiry, there have not been at any other times, any activities on the Property involving, directly or indirectly, the use, generation, treatment, storage or disposal of any Hazardous Substances except in compliance with Applicable Law, as described in the Disclosure Schedule provided to FINOVA by Borrower, or de minimis amounts of Hazardous Substances (i) under, on or in the land included in the Property, whether contained in soil, tanks, bumps, ponds, lagoons, barrels, cans or other containment, structures or equipment, (ii) incorporated in the buildings, structures or improvements included in the Property, including any building material containing asbestos, or (iii) used in connection with any operations on or in the Property.

(b) Without limiting the generality of the foregoing and to the extent not included within the scope of this

Section 15.2, Borrower represents and warrants that it is in material compliance with Applicable Law and has received no notice from any person or any governmental agency or other entity of any violation by Borrower or its Affiliates of any Applicable Law.

(c) Borrower shall be solely responsible for and agrees to indemnify FINOVA, protect and defend FINOVA with counsel reasonably acceptable to FINOVA, and hold FINOVA harmless from and against any claims, actions, administrative proceedings, judgments, damages, punitive damages, penalties, fines, costs, liabilities (including sums paid in settlements of claims), interest or losses, reasonable attorneys' fees (including any fees and expenses incurred in enforcing this indemnity), reasonable consultant fees, reasonable expert fees, and other reasonable out-of-pocket costs or expenses actually incurred by FINOVA (collectively, the "Environmental Cost"), that may, at any time or from time to time, arise directly or indirectly from or in connection with: (i) the presence, suspected presence, release or suspected release of any Hazardous Substance whether into the air, soil, surface water or groundwater of or at the Property, or any other violation of Applicable Law, or (ii) any breach of the foregoing representations and covenants; except to the extent any of the foregoing result from the actions of FINOVA, its employees, agents and representatives. All Environmental Costs incurred or advanced by FINOVA shall be deemed to be made by FINOVA in good faith and shall constitute Obligations hereunder.

16. TERM; TERMINATION.

16.1 Term. The initial term of this Agreement shall be as set forth on the Schedule (the "Initial Term"), unless earlier terminated as provided herein.

16.2 Intentionally Omitted.

16.3 Payment in Full. Upon the effective date of termination, the Obligations shall become immediately due and payable in full in cash.

16.4 Early Termination: Termination Fee.

Borrower may terminate this Agreement at any time but only upon sixty (60) days' prior written notice and prepayment of the Obligations. Upon any such early termination by Borrower, any partial prepayment of the Obligations by Borrower, or any termination of this Agreement by FINOVA upon the occurrence of an Event of Default, then, and in any such event, Borrower shall pay to FINOVA, except as specifically provided herein, upon the effective date of such termination a fee (the "Termination Fee") in an amount equal to the amount shown on the Schedule.

17. DEFAULT.

17.1 Events of Default. Any one or more of the following events shall constitute an Event of Default under this Agreement:

(a) Borrower fails to pay when due and payable any portion of the Obligations; provided that not more than two (2) times in any calendar year FINOVA shall give Borrower written notice of Borrower's non-payment, and Borrower shall have ten (10) days from the date of such notice to make such payment;

(b) Borrower or any other Loan Party fails or neglects to perform, keep, or observe any Obligation including, but not limited to, any term, provision, condition, covenant or agreement contained in any Loan Document to which Borrower or such other Loan Party is a party;

(c) Any material adverse change occurs in Borrower's business, assets, operations, prospects or condition, financial or otherwise;

(d) The prospect of repayment of any portion of the Obligations or the value or priority of FINOVA's security interest in the Collateral is materially impaired;

(e) Any material portion of Borrower's assets is seized, attached, subjected to a writ or distress warrant, is levied upon or comes into the possession of any judicial officer;

(f) Borrower shall generally not pay its debts as they become due or shall enter into any agreement (whether written or oral), or offer to enter into any agreement, with all or a significant number of its creditors regarding any moratorium or other indulgence with respect to its debts or the participation of such creditors or their representatives in the supervision, management or control of the business of Borrower;

(g) Any bankruptcy or other insolvency proceeding is commenced by Borrower, or any such proceeding is commenced against Borrower and remains undischarged or unstayed for forty-five (45) days;

(h) Any notice of lien, levy or assessment is filed of record with respect to any of Borrower's assets, in excess of $50,000 and is not discharged within thirty (30) days, so long as during such 30-day period the priority of FINOVA's security interest in the Collateral is not impaired;

(i) Any judgments are entered against Borrower in an aggregate amount exceeding $50,000 and are not discharged within thirty (30) days, so long as during such 30-day period the priority of FINOVA's security interest in the Collateral is not impaired;

(1) Any default shall occur under any agreement between Borrower and any third party if such default would result in a right by such third party to accelerate the maturity of Indebtedness in excess of $250,000 of Borrower to such third party, or any default under any agreement entered into after the date hereof between Borrower and any third party not affecting or encumbering assets owned by Borrower as of the Closing Date, if such default would result in a right by such third party to accelerate the maturity of Indebtedness in excess of $500,000 of Borrower to such third party.

(k) Any representation or warranty made or deemed to be made by Borrower, any Affiliate or any other Loan Party in any Loan Document or any other statement, document or report made or delivered to FINOVA in connection therewith shall prove to have been misleading in any material respect;

(l) Any Prohibited Transaction or Reportable Event shall occur with respect to a Plan which could have a material adverse effect on the financial condition of Borrower; any lien upon the assets of Borrower in connection with any Plan shall arise and is not discharged within thirty (30) days, so long as during such 30-day period the priority of FINOVA's security interest in the Collateral is not impaired; Borrower or any of its ERISA Affiliates shall fail to make full payment when due of all amounts which Borrower or any of its ERISA Affiliates may be required to pay to any Plan or any Multiemployer Plan as one or more contributions thereto; Borrower or any of its ERISA Affiliates creates or permits the creation of any accumulated funding deficiency, whether or not waived; or

(m) There shall be a change in the beneficial ownership and control, directly or indirectly, of the majority of the outstanding voting securities or other interests entitled (without regard to the occurrence of any contingency) to elect or appoint members of the board of directors or other managing body of Borrower other than any such change as the result of the death or disability of Robert L. Praegitzer or Sally E. Praegitzer, or as the result of a transfer for estate planning purposes of any shares of Borrower owned by Robert L. Praegitzer or Sally E. Praegitzer to a trust for the benefit of his or her heirs, provided that except for death or disability, Robert L. Praegitzer shall continue to control the voting of the shares in the trust.

17.2 Remedies. Upon the occurrence of an Event of Default, FINOVA may, at its option and in its sole discretion and in addition to all of its other rights under the Loan Documents, terminate this Agreement and declare all of the Obligations to be immediately payable in full. FINOVA shall also have all of its rights and remedies under applicable law, including, without limitation, the default rights and remedies of a secured party under the Code. Further, FINOVA may, at any time, take possession of the Collateral and keep it on Borrower's premises, at no cost to FINOVA, or remove any part of it to such other place(s) as FINOVA may desire, or Borrower shall, upon FINOVA's demand, at Borrower's sole cost, assemble the Collateral and make it available to FINOVA at a place reasonably convenient to FINOVA. FINOVA may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as FINOVA deems advisable, at FINOVA's discretion, and may, if FINOVA deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Borrower agrees that FINOVA has no obligation to preserve rights to the Collateral or marshall any Collateral for the benefit of any Person. FINOVA is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, name, trade secrets, trade names, trademarks and advertising matter, or any similar property, in advertising or selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to FINOVA's benefit. Any requirement of reasonable notice shall be met if such notice is mailed postage prepaid to Borrower at its address set forth in the heading to this Agreement at least five (5) days before sale or other disposition. The proceeds of sale shall be applied, first, to all attorneys fees and other expenses of sale, and second, to the Obligations in such order as FINOVA shall elect, in its sole discretion. FINOVA shall return any excess to Borrower or deliver such excess to such other Person as directed by a court of competent jurisdiction, and

Borrower shall remain liable for any deficiency to the fullest extent permitted by law.

17.3 Standards for Determining Commercial Reasonableness. Borrower and FINOVA agree that the following conduct by FINOVA with respect to any disposition of Collateral shall conclusively be deemed commercially reasonable (but other conduct by FINOVA, including, but not limited to, FINOVA's use in its sole discretion of other or different times, places and manners of noticing and conducting any disposition of Collateral shall not be deemed unreasonable): Any public or private disposition: (i) as to which on no later than the fifth calendar day prior thereto written notice thereof is mailed or personally delivered to Borrower and, with respect to any public disposition, on no later than the fifth calendar day prior thereto notice thereof describing in general non-specific terms, the Collateral to be disposed of is published once in a newspaper of general circulation in the county where the sale is to be conducted (provided that no notice of any public or private disposition need be given to the Borrower or published if the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market); (ii) which is conducted at any place designated by FINOVA, with or without the Collateral being present; and (iii) which commences at any time between 8:00 a.m. and 5:00 p.m.

18. DEFINITIONS.

18.1 Defined Terms. As used in this Agreement, the following terms have the definitions set forth below:

"Affiliate" means any Person controlling, controlled by or under common control with Borrower. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of any Person, whether through ownership of common or preferred stock or other equity interests, by contract or otherwise. Without limiting the generality of the foregoing, each of the following shall be an Affiliate: any officer, director, employee or other agent of Borrower, any shareholder owning 15% or more of the voting stock of Borrower (a "Material Shareholder") or any subsidiary of Borrower, and any other Person with whom or which Borrower has common Material Shareholders, officers or directors.

"Business Day" means any day on which commercial banks in both Los Angeles, California and Phoenix, Arizona are open for business.

"Capital Expenditure" means all expenditures made and liabilities incurred for the acquisition of any fixed asset or improvement, replacement, substitution or addition thereto which has a useful life of more than one year and including, without limitation, those arising in connection with Capital Leases.

"Capital Lease" means any lease of property by Borrower that, in accordance with generally accepted accounting principles, should be capitalized for financial reporting purposes and reflected as a liability on the balance sheet of Borrower.

"Closing Date" means the date of the initial advance made by FINOVA pursuant to this Agreement.

"Code" means the Uniform Commercial Code as adopted and in effect in the State of Arizona from time to time.

"Collateral" has the meaning set forth in Section 4.1 above.

"EBITDA" for any fiscal year means net income of Borrower as calculated in accordance with generally accepted accounting principles, consistently applied plus (to the extent deducted in determining net income) interest expense incurred, federal and state income taxes accrued (whether paid or unpaid), depreciation and amortization expense.

"ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

"ERISA Affiliate" means each trade or business (whether or not incorporated and whether or not foreign) which is or may hereafter become a member of a group of which Borrower is a member and which is treated as a single employer under ERISA Section 4001(b)(1), or IRC Section 414.

"Event of Default" means any of the events set forth in Section 17.1 of this Agreement.

"Excess Cash Flow" for any fiscal year of Borrower means EBITDA less the sum of Capital Expenditures except to the extent financed with any Person other than FINOVA, federal and state income taxes (paid in cash), interest expense, principal payments paid to FINOVA

(other than a cash sweep pursuant to Section 7.1), other term Indebtedness and payments made under capitalized leases; Provided, however, any prepayments of term Indebtedness (other than to FINOVA) or capitalized leases shall only be deducted for purposes of this definition to the extent Excess Cash Flow shall not be reduced to less than $2,000,000.

"Indebtedness" means all of Borrower's present and future obligations, liabilities, debts, claims and indebtedness, contingent, fixed or otherwise, however evidenced, created, incurred, acquired, owing or arising, whether under written or oral agreement, operation of law or otherwise, and includes, without limiting the foregoing (i) the Obligations, (ii) obligations and liabilities of any Person secured by a lien, claim, encumbrance or security interest upon property owned by Borrower, even though Borrower has not assumed or become liable therefor,
(iii) obligations and liabilities created or arising under any lease (including Capital Leases) or conditional sales contract or other title retention agreement with respect to property used or acquired by Borrower, even though the rights and remedies of the lessor, seller or lender are limited to repossession, (iv) all unfunded pension fund obligations and liabilities and (v) deferred taxes.

"Initial Term" has the meaning set forth on the Schedule.

"IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

"Loan" has the meaning set forth in Section 1.1 hereof.

"Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower and payable to FINOVA, and any other agreement entered into in connection with this Agreement, together with all alterations, amendments, changes, extensions, modifications, refinancings, refundings, renewals, replacements, restatements, or supplements, of or to any of the foregoing.

"Loan Party" means Borrower, each Subordinating Creditor and each other party (other than FINOVA) to any Loan Document.

"Multiemployer Plan" means a "multiemployer plan" as defined in ERISA Sections 3(37) or 4001(a)(3) or IRC Section 414(f) which covers employees of Borrower or any ERISA Affiliate.

"Obligations" means all present and future loans, advances, debts, liabilities, obligations, covenants, duties and indebtedness at any time owing by Borrower to FINOVA, whether evidenced by this Agreement, any note or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, banker's acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by FINOVA in Borrower's debts owing to others), absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, attorney's fees, expert witness fees, examination fees, letter of credit fees, collateral monitoring fees, closing fees, facility fees, Termination Fees, Minimum Interest Charges and any other sums chargeable to Borrower hereunder or under any other agreement with FINOVA..

"Overlines" has the meaning set forth in Section 1.3 hereof.

"PBGC" means the Pension Benefit Guarantee Corporation.

"Permitted Encumbrance" means each of the liens, mortgages and other security interests on the Collateral set forth on the Schedule and incorporated herein by this reference.

"Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, government, or any agency or political division thereof, or any other entity.

"Plan" means any plan described in ERISA Section 3(2) maintained for employees of Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

"Prepared Financial" means the balance sheets of Borrower as of the date set forth in the Schedule, and as of each subsequent date on which audited balance sheets are delivered to FINOVA from time to time hereunder, and the related statements of operations, changes in stockholder's equity and changes in cash flow for the periods ended on such dates.

"Prohibited Transaction" means any transaction described in Section 406 of ERISA which is not exempt by reason of Section 408 of ERISA, and any transaction described in Section 4975(c) of the IRC which is not exempt by reason of
Section 4975(c)(2) of the IRC.

"Reportable Event" means a reportable event described in Section 4043 of ERISA or the regulations thereunder, a withdrawal from a Plan described in
Section 4063 of ERISA, or a cessation of operations described in Section 4068(f) of ERISA.

"Subordinated Debt" means liabilities of Borrower the repayment of which is subordinated, to the payment and performance of the Obligations, pursuant to a subordination agreement on FlNOVA's standard form.

"Subordinating Creditor" means the persons set forth on the Schedule.

"Total Facility" has the meaning set forth on the Schedule.

18.2 Other Terms. All accounting terms used in this Agreement, unless otherwise indicated, shall have the meanings given to such terms in accordance with generally accepted accounting principles, consistently applied. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.

19. MISCELLANEOUS.

19.1 Recourse to Security; Certain Waivers. All Obligations shall be payable by Borrower as provided for herein and, in full, at the termination of this Agreement; recourse to security shall not be required at any time. Borrower waives presentment and protest of any instrument and notice thereof, notice of default and, to the extent permitted by applicable law, all other notices to which Borrower might otherwise be entitled.

19.2 No Waiver by FINOVA. Neither FlNOVA's failure to exercise any right, remedy or option under this Agreement, any supplement, the Loan Documents or other agreement between FINOVA and Borrower nor any delay by FINOVA in exercising the same shall operate as a waiver. No waiver by FINOVA shall be effective unless in writing and then only to the extent stated. No waiver by FINOVA shall affect its right to require strict performance of this Agreement. FINOVA's rights and remedies shall be cumulative and not exclusive.

19.3 Binding on Successor and Assigns. All terms, conditions, promises, covenants, provisions and warranties shall inure to the benefit of and bind FlNOVA's and Borrower's respective representatives, successors and assigns.

19.4 Serverability.. If any provision of this Agreement shall be prohibited or invalid under applicable law, it shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

19.5 Amendments: Assignments. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrower and FINOVA. Borrower may not sell, assign or transfer any interest in this Agreement or any other Loan Document, or any portion thereof, including, without limitation, any of Borrower's rights, title, interests, remedies, powers and duties hereunder or thereunder. Borrower hereby consents to FlNOVA's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including, without limitation, F1NOVA's rights, title, interests, remedies, powers and duties hereunder or thereunder. In connection therewith, FINOVA may disclose all documents and information which FINOVA now or hereafter may have relating to Borrower or Borrower's business. To the extent that FINOVA assigns its rights and obligations hereunder to a third party, FINOVA shall thereafter be released from such assigned obligations to Borrower and such assignment shall effect a novation between Borrower and such third party.

19.6 Integration. This Agreement, together with the Schedule (which is a part hereof) and the other Loan Documents, reflect the entire understanding of the parties with respect to the transactions contemplated hereby.

19.7 Governing Law: Waivers. THIS AGREEMENT SHALL BE INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE CONFLICT OF LAWS RULES) OF THE STATE OF ARIZONA GOVERNING CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF MARICOPA, THE STATE OF ARIZONA OR, AT THE SOLE OPTION OF FINOVA, IN ANY OTHER COURT IN WHICH FINOVA SHALL INITIATE LEGAL OR EQUITABLE

PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. BORROWER WAIVES ANY OBJECTION OF FORUM NON CONVENIENS AND VENUE. BORROWER WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE IN THE MANNER SET FORTH IN SECTION 19.13 HEREOF FOR THE GIVING OF NOTICE. BORROWER FURTHER WAIVES ANY RIGHT IT MAY OTHERWISE HAVE TO COLLATERALLY ATTACK ANY JUDGMENT ENTERED AGAINST IT.

19.8 Survival. All of the representations and warranties of Borrower contained in this Agreement shall survive the execution, delivery and acceptance of this Agreement by the parties. No termination of this Agreement or of any guaranty of the Obligations shall affect or impair the powers, obligations, duties, rights, representations, warranties or liabilities of the parties hereto and all shall survive any such termination.

19.9 Evidence of Obligations. Each Obligation may, in FINOVA's discretion, be evidenced by notes or other instruments issued or made by Borrower to FINOVA. If not so evidenced, such Obligation shall be evidenced solely by entries upon FINOVA's books and records.

19.10 Collateral Security. The Obligations shall constitute one loan secured by the Collateral. FINOVA may, in its sole discretion, (i) exchange, enforce, waive or release any of the Collateral, (ii) apply Collateral and direct the order or manner of sale thereof as it may determine, and (iii) settle, compromise, collect or otherwise liquidate any Collateral in any manner without affecting its right to take any other action with respect to any other Collateral.

19.11 Application of Collateral. FINOVA shall have the continuing and exclusive right to apply or reverse and re-apply any and all payments to any portion of the Obligations. To the extent that Borrower makes a payment or FINOVA receives any payment or proceeds of the Collateral for Borrower's benefit which is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by FINOVA.

19.12 Intentionally Omitted.

19.13 Notices. Any notice required hereunder shall be in writing and addressed to the Borrower and FINOVA at their addresses set forth at the beginning of this Agreement provided that a copy of any notice to FINOVA shall also be sent as follows:

          FINOVA Capital Corporation
          1850 N. Central Ave
          P.O. Box 2209
          Phoenix, Arizona 85002
          Attn: Joseph R. D'Amore Esq.

Notices hereunder shall be deemed received on the earlier of receipt, whether by mail, personal delivery, facsimile, or otherwise, or upon deposit in the United States mail, postage prepaid.

19.14 Brokerage Fees. Borrower represents and warrants to FINOVA that, with respect to the financing transaction herein contemplated, no Person is entitled to any brokerage fee or other commission and Borrower agrees to indemnify and hold FINOVA harmless against any and all such claims.

19.15 Disclosure. No representation or warranty made by Borrower in this Agreement, or in any financial statement, report, certificate or any other document furnished in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to Borrower or which reasonably should be known to Borrower which Borrower has not disclosed to FINOVA in writing with respect to the transactions contemplated by this Agreement which materially and adversely affects the business, assets, operations, prospects or condition (financial or otherwise), of Borrower.

19.16 Publicity. FINOVA is hereby authorized to issue appropriate press releases and to cause a tombstone to be published announcing the consummation of this transaction and the aggregate amount thereof.

19.17 Captions. The Section titles contained in this Agreement are without substantive meaning and are not part of this Agreement.

19.18 Injunctive Relief. Borrower recognizes that, in the event Borrower fails to perform, observe or discharge any of its Obligations under this Agreement, any remedy at law may prove to be inadequate relief to FINOVA. Therefore, FINOVA, if it so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

19.19 Counterparts. This Agreement may be executed in one or more counterparts, each of which taken together shall constitute one and the same instrument.

19.20 Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

19.21 Time of Essence. Time is of the essence for the performance by Borrower of the Obligations set forth in this Agreement.

19.22 Limitation of Actions. Borrower agrees that any claim or cause of action by Borrower against FINOVA, or any of FINOVA's directors, officers, employees, agents, accountants or attorneys, based upon, arising from, or relating to this Agreement, or any other present or future agreement, or any other transaction contemplated hereby or thereby or relating hereto or thereto, or any other matter, cause or thing whatsoever, whether or not relating hereto or thereto, occurred, done, omitted or suffered to be done by FINOVA, or by FlNOVA's directors, officers, employees, agents, accountants or attorneys, whether sounding in contract or in tort or otherwise, shall be barred unless asserted by Borrower by the commencement of an action or proceeding in a court of competent jurisdiction by the filing of a complaint within one year after the first act, occurrence or omission upon which such claim or cause of action, or any part thereof, is based and service of a summons and complaint on an officer of FINOVA or any other person authorized to accept service of process on behalf of FINOVA, within 30 days thereafter. Borrower agrees that such one-year period of time is a reasonable and sufficient time for Borrower to investigate and act upon any such claim or cause of action. The one-year period provided herein shall not be waived, tolled, or extended except by a specific written agreement of FINOVA. This provision shall survive any termination of this Loan Agreement or any other agreement.

19.23 Liability. Neither FINOVA nor any FINOVA Affiliate shall be liable for any indirect, special, incidental or consequential damages in connection with any breach of contract, tort or other wrong relating to this Agreement or the Obligations or the establishment, administration or collection thereof (including without limitation damages for loss of profits, business interruption, or the like), whether such damages are foreseeable or unforeseeable, even if FINOVA has been advised of the possibility of such damages. Neither FINOVA, nor any FINOVA Affiliate shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by the Borrower through the ordinary negligence of FINOVA, or any FINOVA Affiliate. "FINOVA Affiliate" shall mean FINOVA's directors, officers, employees, agents, attorneys or other person or entity affiliated with or representing FINOVA.

19.24 Notice of Breach by FINOVA. Borrower agrees to give FINOVA written notice of (i) any action or inaction by FINOVA or any attorney of FINOVA in connection with any Loan Documents that may be actionable against FINOVA or any attorney of FINOVA or (ii) any defense to the payment of the Obligations for any reason, including, but not limited to, commission of a tort or violation of any contractual duty or duty implied by law. Borrower agrees that unless such notice is fully given as promptly as possible (and in any event within thirty (30) days) after the Chief Executive Officer, Chief Financial Officer or any other senior officer of Borrower has knowledge, or with the exercise of reasonable diligence should have had knowledge, of any such action, inaction or defense, Borrower shall not assert, and Borrower shall be deemed to have waived, any claim or defense arising therefrom.

19.25 MUTUAL WAIVER OF RIGHT TO JURY TRIAL. FINOVA AND BORROWER EACH
HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (i) THIS AGREEMENT; (ii) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN FINOVA AND BORROWER; OR (iii) ANY CONDUCT, ACTS OR OMISSIONS OF FINOVA OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH FINOVA OR BORROWER; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

Borrower:
Tax Identification No.: 93-0790158

PRAEGITZER INDUSTRIES, INC.


By: /s/ Matthew Bergeron
   --------------------------------
   President or Vice President


/s/ Karen L. Harris  (witness)
-----------------------------------
Name: Karen L. Harris

FINOVA:

FINOVA CAPITAL CORPORATION


By  /s/
  ---------------------------------
Title Vice President

FINOVA

                                Schedule to
                        Loan and Security Agreement


Borrower: Praegitzer Industries, Inc.

Address:  1270 Monmouth Cutoff
          Dallas, Oregon 97338

Date: September 19, 1996

This Schedule forms an integral part of the Loan and Security Agreement between the above Borrower and FINOVA Capital Corporation dated the above date, and all references herein and therein to "this Agreement" shall be deemed to refer to said Agreement and to this Schedule.

TOTAL FACILITY (Section 1.1):

          $4,614,800

LOANS (Section 1.2):

A term loan against the value of the Collateral in an aggregate outstanding principal amount not to exceed Four Million Six Hundred Fourteen Thousand Eight Hundred Dollars ($4,614,800); provided, that the Loan shall be on such terms as are set forth on a separate promissory note (the "Secured Promissory Note") of Borrower in form and substance satisfactory to FINOVA in its sole discretion.

CONDITIONS PRECEDENT (Section 2.1):

The obligation of FINOVA to make the Loan hereunder is subject to the fulfillment, to the satisfaction of FINOVA and its counsel, of each of the following conditions, in addition to the conditions set forth in Sections
2.1 and 2.2 above: (a) there shall have been no material adverse change in the business, operations, profits or prospects of Borrower, or in the condition of the assets of Borrower, between June 30, 1996 and the date hereof. Borrower shall cause the conditions precedent set forth in Section
2.1 of this Agreement and set forth above in this Schedule to be satisfied on or before September 30, 1996.

INTEREST AND FEES (Section 3.1):

Interest. Borrower shall pay FINOVA interest on the daily outstanding balance of Borrower's loan account at a per annum rate equal to, at Borrower's election not less than five (5) days prior to the Closing Date, either (i) 1.0% in excess of the rate of interest announced publicly by Citibank, N.A., from time to time as its "base rate" (or any successor thereto), which may not be such institution's lowest rate (the "Base Rate"), or (ii) the rate of interest on a United States treasury bond of the same amount and term as the Loan, plus 3.5% (the "Treasury Option"), as more fully set forth in the Secured Promissory Note of even date. If Borrower elects an interest rate based upon the Base Rate, the interest rate chargeable hereunder shall be increased or decreased, as the case may be, without notice or demand of any kind, upon the announcement of any change in the Base Rate. Each change in the Base Rate shall be effective hereunder on the first day following the announcement of such change, provided, that a cumulative change of less than one-fourth of one percent (0.25 %) shall not be considered. The Treasury Option shall be a fixed interest rate for the term of the Loan. Interest charges and all other fees and charges herein shall be computed on the basis of a year of 360 days and actual days elapsed and shall be payable to FINOVA in arrears on the first day of each month.

Collateral Monitoring Fee. At the closing of this transaction and on the first day of each anniversary thereafter, Borrower shall pay FINOVA a collateral monitoring fee of Twelve Thousand Five Hundred Dollars ($12,500) which shall be deemed fully earned at the time of each payment.

Closing Fee. At the closing of this transaction, Borrower shall pay to FINOVA a closing fee in an amount equal to one-half of one percent (0.50%) of the amount of the Total Facility, which shall be deemed fully earned at the time of payment.

REPORTING REQUIREMENTS (Section 5.2):

1. Borrower shall provide FINOVA with monthly unaudited financial statements within thirty (30) days after the end of each month.

2. Borrower shall provide FINOVA with annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of Borrower within ninety (90) days prior to the end of each fiscal year of Borrower.

BORROWER INFORMATION:

Borrower's State of Incorporation (Section 12.1):       Oregon

Fictitious Names/Prior Corporate Names (Section 12.2):  Trend Circuits,
                                                        Praegitzer Design.

Borrower Locations (Section 12.16):                     1270 Monmouth Cut-off
                                                        Dallas, Oregon 97338
                                                        (Chief Executive Office)


                                                        44358 Old Warm Springs
                                                        Bled. Fremont, CA 94538
                                                        (location of Collateral)

Permitted Encumbrances (Section 18.1):                  None other than
                                                        junior liens but
                                                        only to the extent
                                                        permitted by FINOVA
                                                        in writing.


FINANCIAL COVENANTS (Section 13.14):

Borrower shall comply with the debt to cash flow and minimum tangible net worth covenants set forth in Borrower's loan agreement with Key Bank, a copy of which is attached hereto as Exhibit B, and with any amendments to such covenants provided that no waiver, forbearance or termination of either or both such covenants by Key Bank shall be binding upon FINOVA.

TERM (Section 16.1):

The initial term of this Agreement shall be until September 1, 1999 (the "Initial Term"), unless earlier terminated as provided in Section 16 or 17 above or elsewhere in this Agreement.

TERMINATION FEE (Section 16.4):

The Termination Fee provided in Section 16.4 shall be an amount equal to the following percentage of the amount prepaid average daily outstanding balance of the Obligations for the 180-day period (or lesser period if applicable) preceding the date of termination:

(i) three percent (3%), if such early termination occurs on or prior to the first anniversary of this Agreement;

(ii) two percent (2%), if such early termination occurs after the first anniversary of this Agreement, but on or prior to the second anniversary of this Agreement;

(iii) one percent (1%), if such early termination occurs after the second anniversary of this Agreement.

ADDITIONAL DEFINITIONS (Section 18.1):

"Prepared Financials"         means the balance sheets of Borrower as of
                              June 30, 1996, and as of each subsequent date on which audited balance sheets are delivered to FINOVA from time to time hereunder, and the related statements of operations, changes in stockholder's equity and changes in cash flow for the periods ended on such dates.

"Subordinating Creditor"      means ( N/A)

DISBURSEMENT (Section 19.12):

The Loan shall be wired to the following operating account of Borrower: Key Bank Account No. 370211003451, ABA No. 123002011

Borrower:                               FINOVA:

PRAEGITZER INDUSTRIES, INC.             FINOVA CAPITAL CORPORATION


  By  /s/ Matthew J Bergeron              By  /s/
    -------------------------------         -------------------------------
    President or Vice President             Vice President

/s/  Karen L Harris       (Witness)
-----------------------------------
Name
Karen L Harris

FINOVA
                          SECURED PROMISSORY NOTE
$4,614,800                                             As of September 19, 1996


          FOR VALUE RECEIVED, the undersigned, PRAEGlTZER INDUSTRIES, INC., an Oregon corporation, hereby promises to pay to FlNOVA CAPITAL CORPORATION ("FINOVA"), or order, at 355 South Grand Avenue, Suite 2400, Los Angeles, California 90071, or at such other address as the holder may specify in writing, the principal sum of Four Million Six Hundred Fourteen Thousand Eight Hundred Dollars ($4,614,800) plus interest in the manner and upon the terms and conditions set forth below. This Secured Promissory Note ("note") is made pursuant to that certain Loan and Security Agreement of even date between the undersigned and FINOVA (the "Agreement"), the provisions of which are incorporated herein by this reference. Capitalized terms herein, unless otherwise noted, shall have the meaning set forth in the Agreement.

1.0 Rate And Payment Of Interest.

     1.1 The principal balance of this Note shall bear interest at a per annum rate equal to either the "Fixed Rate" or the "Floating Rate" set forth below, as elected by Borrower as of the Closing Date:

          a. Fixed Rate. Three and one-half percent (3.50%) in excess of the rate of interest, as quoted in The Wall Street Journal (or, if such publication shall cease to publish such rate or shall cease to be published, as quoted in another source selected and deemed reliable by Lender) five (5) days prior to the Closing Date, payable on the United State Treasury bonds that have a maturity closest to (but not extending beyond) the date that is exactly three (3) years after the date of determination; or

          b. Floating Rate. One (1%) in excess of the reference (or equivalent) rate of interest announced publicly by Citibank, N.A., New York, New York, from time to time as its "base rate" (or any successor thereto), which may not be such institution's lowest rate (the "Base Rate"). The interest rate chargeable hereunder shall be increased or decreased, as the case may be, without notice or demand of any [kind, upon the announcement of any change in the Base Rate. Each change in the Base Rate shall be effective hereunder on the first day following the announcement of such change, provided, that a cumulative change of less than one-fourth of one percent (0.25%) shall not be considered.

Interest charges and all other fees and charges herein shall be computed on the basis of a year of 360 days and actual days elapsed and shall be payable to FlNOVA in arrears on the first day of each month hereafter at its address set forth above. Accrued but unpaid interest under this Note shall be due and payable on the first day of each month, commencing October 1, 1996, and at maturity, on which date all interest remaining unpaid shall be due and payable.

2.0 Schedule Of Principal and Interest Payments.

          Principal and Interest under this Note shall be due and payable in accordance with the schedule attached hereto as Schedule 1, and shall be due and payable on the first Business Day of each calendar month, commencing October 1, 1996. A final installment of all remaining principal, accrued and unpaid interest and all other sums payable pursuant to the Loan Documents shall be due and payable on September 1, 1999.

          In addition to the foregoing, Borrower shall make the payments based on its Excess Cash Flow as set forth in Section 7.1 of the Agreement.

3.0 Prepayment.

          Prepayment may be made under this Note in whole or in part, subject to the Termination Fee, as applicable, as set forth in the Agreement.

4.0 Holder's Right Of Acceleration.

          If the Agreement is terminated for any reason whatsoever, or if there shall occur an Event of Default or if this Note is not paid when due, the entire remaining principal balance and all accrued and unpaid interest and other fees and charges with respect to this Note shall, at FINOVA's option, become immediately due and payable.

5.0 Holder's Rights Upon Default.

          If any Event of Default occurs, then from the date such Event of Default occurs until it is cured or waived in writing, in addition to any agreed upon charges, the principal balance of this Note shall thereafter, at FINOVA's option, bear interest at two (2.00) percentage points per annum in addition to the rate set forth in Section 1 above, calculated over a year of three hundred sixty (360) days.

6.0 Additional Rights Of Holder.

          If any installment of principal or interest hereunder is not paid when due, the holder shall have, in addition to the rights set forth herein, in the Agreement and under law, the right to compound interest by adding the unpaid interest to principal, with such amount thereafter bearing interest at the rate provided in this Note.

7.0 General Provisions.

          7.1 If this Note is not paid when due or upon the occurrence of an Event of Default, the undersigned further promises to pay all costs of collection, foreclosure fees, reasonable attorneys' fees and expert witness fees incurred by the holder, whether or not suit is filed hereon, and the fees, costs and expenses as provided in the Agreement.

          7.2 The undersigned hereby consents to any and all renewals, replacements and/or extensions of time for payment of this Note before, at or after maturity.

          7.3 The undersigned hereby consents to the acceptance, release or substitution of security for this Note.

          7.4 Presentment for payment, notice of dishonor, protest and notice of protest are hereby expressly waived.

          7.5 The contracted for rate of interest of the loan contemplated hereby, without limitation, shall consist of the following: (i) the interest rate set forth on the Schedule, calculated and applied to the principal balance of this Note in accordance with the provisions of this Note; (ii) interest after an Event of Default, calculated and applied to any amounts due under this Note in accordance with the provisions hereof; and
(iii) all Additional Sums (as herein defined), if any. Borrower agrees to pay an effective contracted for rate of interest which is the sum of the above-referenced elements. All examination fees, attorneys fees, expert witness fees, letter of credit fees, collateral monitoring fees, closing fees, facility fees, Termination

Fees, Minimum Interest Charges, other charges, goods, things in action or any other sums or things of value paid or payable by Borrower (collectively, the "Additional Sums"), whether pursuant to this Note, the Agreement or any other documents or instruments in any way pertaining to this lending transaction, or otherwise with respect to this lending transaction, that under any applicable law may be deemed to be interest with respect to this lending transaction, for the purpose of any applicable law that may limit the maximum amount of interest to be charged with respect to this lending transaction, shall be payable by Borrower as, and shall be deemed to be, additional interest and for such purposes only, the agreed upon and "contracted for rate of interest" of this lending transaction shall be deemed to be increased by the rate of interest resulting from the inclusion of the Additional Sums.

It is the intent of the parties to comply with the usury law of the State of Arizona (the "Applicable Usury Law"). Accordingly, it is agreed that notwithstanding any provisions to the contrary in this Note, or in any of the documents securing payment hereof or otherwise relating hereto, in no event shall this Note or such documents require the payment or permit the collection of interest in excess of the maximum contract rate permitted by the Applicable Usury Law (the "Maximum Interest Rate.). In the event (a) any such excess of interest otherwise would be contracted for, charged or received from Borrower or otherwise in connection with the loan evidenced hereby, (b) the maturity of the indebtedness evidenced by this Note is accelerated in whole or in part, or (c) all or part of the principal or interest of this Note shall be prepaid, so that under any of such circumstances the amount of interest contracted for, shared or received in connection with the loan evidenced hereby, would exceed the Maximum Interest Rate, then in any such event (1) the provisions of this paragraph shall govern and control, (2) neither Borrower nor any other person or entity now or hereafter liable for the payment here of shall be obligated to pay the amount of such interest to the extent that it is in excess of the Maximum Interest Rate, (3) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount hereof or refunded to Borrower, at FINOVA's option, and
(4) the effective rate of interest shall be automatically reduced to the Maximum Interest Rate. It is further agreed, without limiting the generality of the foregoing, that to the extent permitted by the Applicable Usury Law; (x) all calculations of interest which are made for the purpose of determining whether such rate would exceed the Maximum Interest Rate shall be made by amortizing, prorating, allocating and spreading during the period of the full stated term of the loan evidenced hereby, all interest at any time contracted for, charged or received from Borrower or otherwise in connection with such loan; and (y) in the event that the effective rate of interest on the loan should at any time exceed the Maximum Interest Rate, such excess interest that would otherwise have been collected had there been no ceiling imposed by the Applicable Usury Law shall be paid to FINOVA from time to time, if and when the effective interest rate on the loan otherwise falls below the Maximum Interest Rate, to the extent that interest paid to the date of calculation does not exceed the Maximum Interest Rate, until the entire amount of interest which would otherwise have been collected had there been no ceiling imposed by the Applicable Usury Law has been paid in full. Borrower further agrees that should the Maximum Interest Rate be increased at any time hereafter because of a change in the Applicable Usury Law, then to the extent not prohibited by the Applicable Usury Law, such increases shall apply to all indebtedness evidenced hereby regardless of when incurred; but, again to the extent not prohibited by the Applicable Usury Law, should the Maximum Interest Rate be decreased because of a change in the Applicable Usury Law, such decreases shall not apply to the indebtedness evidenced hereby regardless of when incurred.

     7.6 No delay or omission on the part of the holder of this Note in exercising any right shall operate as a waiver thereof or of any other right.

     7.7 No waiver by the holder of this Note upon any one occasion shall be effective unless in writing nor shall it be construed as a bar or waiver of any right or remedy on any future occasion.

     7.8 Time is of the essence for the performance by the undersigned of the oblige ons set forth in this Note.

     7.9 Should any one or more of the provisions of this Note be determined illegal or unenforceable, all other provisions shall nevertheless remain effective.

     7.10 This Note cannot be changed, modified, amended or terminated orally.

     7.11 This Note shall be governed by, construed and enforced in accordance with the laws of the State of Arizona, without reference to the principles of conflicts of laws thereof.

     7.12 THE UNDERSIGNED HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS NOTE, AND ACKNOWLEDGES THAT LENDER ALSO WAIVES SUCH RIGHT.

8.0 Security For This Note.

     This Note is secured pursuant to the Agreement and is subject to all of the terms and conditions thereof, including, but not limited to, the remedies specified therein.

     IN WITNESS WHEREOF, this Note has been executed and delivered as of the date first set forth above.

                                        PRAEGITZER INDUSTRIES, INC.

                                        /s/
                                        Its Senior Vice President